UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 2 – Corporate Governance and Management.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Directors.

(d) Effective July 1, 2005, the Board of Directors of the Company, on recommendation of the Nominating and Governance Committee, elected Mr. Gary Christopher and Mr. Robert Sullivan as directors. Each of these individuals will serve as a Class I director and will stand for election at the Company's Annual Meeting of Shareholders to be held in 2006. With these elections, 10 individuals now serve as directors of the Company.

At this time, neither Mr. Christopher nor Mr. Sullivan has been appointed to serve on any of the committees of the Board of Directors.

Mr. Christopher served as the Chief Executive Officer, President and as a director and shareholder of PetroCorp Incorporated, a public company which was acquired by Unit Corporation through a public merger transaction which closed in January 2004. Except as disclosed in the previous sentence, there are no transactions in which Mr. Christopher or Mr. Sullivan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

There is no arrangement or understanding between Mr. Christopher or Mr. Sullivan and any other person under which either Mr. Christopher or Mr. Sullivan was elected as a director of the Company.

A copy of the press release announcing the election of Mr. Christopher and Mr. Sullivan is attached as Exhibit 99.1.

Sections 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

99.1	Unit Corporation press release dated July 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: July 1, 2005	By:	By: /s/ Mark E. Schell
Name: Mark E. Schell
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No. Description.

99.1	Unit Corporation press release dated July 1, 2005